U. S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 17, 2011

(Date of Report–Date of Earliest Event Reported)

CACI International Inc

(Exact name of registrant as specified in its Charter)

Delaware	001-31400	54-1345899
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1100 N. Glebe Road,

Arlington, Virginia 22201

(Address of Principal executive offices) (ZIP code)

(703) 841-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 18, 2011, CACI International Inc and certain of its subsidiaries (“CACI”) entered into a second amendment (the “Amendment”) to its Credit Agreement (as amended, restated and modified from time to time prior to the date hereof, the “Credit Agreement”), dated as of October 21, 2010, with the lenders named therein and Bank of America, N.A., as administrative agent.

Under the Credit Agreement, CACI is subject to a minimum fixed charge coverage ratio covenant, tested on a quarterly basis. For purposes of that covenant, fixed charges include restricted payments, other than certain specified restricted payments. The Amendment (a) eliminates the fixed amount of specified restricted payments that can be deducted from fixed charges in 2012 and thereafter, and (b) broadens the category of restricted payments that are excluded from the covenant calculation by excluding any restricted payment made when CACI’s consolidated total leverage ratio is less than 3:1 on a pro forma basis after giving effect to such restricted payment.

The Amendment also modifies the margins applicable to the determination of the interest rate and unused fees under the Credit Agreement, by decreasing the applicable margins depending on CACI’s consolidated total leverage ratio (a) for Eurodollar rate loans from a range of 2.0% to 3.5% to a range of 1.25% to 2.5%, (b) for base rate loans from a range of 1.0% to 2.5% to a range of 0.25% to 1.5%, (c) for fees for unused amounts on the Revolving Loan from a range of 0.35% to 0.50% to a range of 0.20% to 0.40%, and extends the maturity date of the credit facility from October 21, 2015 to November 18, 2016, adjusting the amortization payments. The Amendment also increases from $200 million to $300 million the permitted aggregate amount of incremental facilities that may be added by amendment to the credit facility.

All other terms of the Credit Agreement remain the same. Additional information regarding the terms of the Credit Agreement, as previously amended, is contained in CACI’s current reports on Form 8-K, filed October 27, 2010 and May 18, 2011, which are incorporated herein by reference.

This summary does not purport to be complete and is qualified in its entirety by the complete text of the Credit Agreement, as amended previously and pursuant to the Amendment, filed as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of CACI International Inc (the “Company”), for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, was held on November 17, 2011.

The results detailed below represent the final voting results:

Proposal 1

The following nine nominees were elected to the Board of Directors of the Company (the “Board of Directors”):

Director Name	For	Withheld	Broker Non-Votes
Paul M. Cofoni	20,953,320	422,922	2,232,940

James S. Gilmore III	20,985,933	390,379	2,232,940

Gregory G. Johnson	20,997,590	378,722	2,232,940

Richard L. Leatherwood	20,928,133	448,179	2,232,940

J.P. London	20,902,780	473,532	2,232,940

Director Name	For	Withheld	Broker Non-Votes
James L. Pavitt	20,996,019	380,293	2,232,940

Warren R. Phillips	21,055,618	320,694	2,232,940

Charles P. Revoile	20,924,320	451,992	2,232,940

William S. Wallace	21,129,613	246,699	2,232,940

Proposal 2

Shareholders approved, on an advisory basis, the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K and contained in the 2011 Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion:

For	Against	Abstain	Broker Non-Votes
20,884,755	467,302	24,255	2,232,940

Proposal 3

Shareholders recommended, on an advisory basis, that future advisory votes on the company’s executive compensation be held every year:

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-votes
20,625,480	97,325	633,115	20,392	2,232,940

The Board of Directors intends, consistent with the above vote, to hold future advisory votes on executive compensation every year.

Proposal 4

Shareholders approved amendments to the 2006 Stock Incentive Plan:

For	Against	Abstain	Broker Non-Votes
15,586,547	5,760,820	28,945	2,232,940

Proposal 5

Shareholders approved the adjournment of the meeting, if necessary, to solicit additional proxies:

For	Against	Abstain
16,914,628	6,602,556	92,068

Proposal 6

Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditor for fiscal year 2012:

For	Against	Abstain
23,394,495	199,529	15,228

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	The Credit Agreement dated October 21, 2010, between CACI International Inc, Bank of America, N.A. and a consortium of participating banks (incorporated by reference to Exhibit 10.1 to CACI’s Form 8-K, filed October 27, 2010).

10.2	Amendment dated May 17, 2011 to the Credit Agreement dated October 21, 2010, between CACI International Inc, Bank of America, N.A. and a consortium of participating banks (incorporated by reference to Exhibit 10.2 to CACI’s Form 8-K, filed May 19, 2011).

10.3*	Amendment dated November 18, 2011 to the Credit Agreement dated October 21, 2010, between CACI International Inc, Bank of America, N.A. and a consortium of participating banks).

*	filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

By:	/s/ Arnold D. Morse
Arnold D. Morse Senior Vice President, Chief Legal Officer and Secretary

Dated: November 22, 2011

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